Exhibit 99.1

Technest Announces Special Capital Distribution to Stockholders

BETHESDA, Md., December 24, 2009 -Technest Holdings, Inc. (OTC BB:TCNH.OB) announced that, following the settlement agreement with EOIR Holdings, on December 23, 2009,  its board of directors has declared a special “return of capital” cash distribution of $0.407 per share of Common Stock. This distribution relates to the sale of EOIR Technologies, Inc. as previously announced. The cash dividend is payable on January 15, 2010 to shareholders of record as of January 4, 2010.

About Technest Holdings, Inc.

Technest Holdings, Inc. is a provider of: advanced remote sensor systems, intelligent surveillance and advanced 3D imaging technology solutions to the defense, homeland security and healthcare marketplaces. Technest is committed to setting next-generation imaging standards through the provision of innovative emerging technologies. Through strategic development, Technest focuses on the creation of dual-use technology and products with applications in healthcare as well as the fields of defense, civilian homeland security and law enforcement.

To learn more about Technest Holdings Inc., (OTCBB:TCNH) please visit the company’s Web site at www.technestinc.com.

Investors are cautioned that certain statements contained in this press release are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," or similar expressions. In addition, any statements concerning ongoing business strategies or prospects, applicability, benefit and use of our product and services, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act. Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: the functionality of our product; our capabilities; a rejection of the Company's products and technologies by the marketplace; and disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Technest Holdings, its products, economic and market factors and the industries in which Technest Holdings does business, among other things. These statements are not guarantees of future performance and Technest Holdings has no specific intention to update these statements. More detailed information about those factors is contained in Technest Holdings' filings with the Securities and Exchange Commission. http://www.sec.gov

Contact:
Stanley Wunderlich
CEO
Consulting for Strategic Growth 1
T: 1-800-625-2236 ext. 7770
F: 1-646-514-1177
Email: Email Contact
Web site: www.cfsg1.com